THIS TENANCY AGREEMENT is made on this 5th day of September Two Thousand and Twenty Four

SECTION I
AGREEMENT

Parties

BETWEEN the person firm or company detailed as the Landlord in Part I of the Schedule hereto (hereinafter called "the Landlord" which expression shall where the context admits include its respective successors and assigns) of the one part and the person firm or company detailed as the Tenant in Part I of the Schedule hereto (hereinafter called "the Tenant") of the other part.

WHEREAS IT IS AGREED as follows:-

Premises

1. The Landlord shall let and the Tenant shall take ALL THOSE the premises more particularly described and set out in Part II of the Schedule hereto (hereinafter called "the Premises") together with all rights easements and appurtenances thereto belonging or usually held and enjoyed therewith and together with the use in common with the Landlord and all others having the like right of the entrances staircases landings passages and other common area and common facilities in the Building in so far as the same are necessary for the proper use and enjoyment of the Premises And together with the use in common as aforesaid of the lift escalators and air cooling services in the Building (if any and whenever the same shall be operating) for the term set forth in Part III of the Schedule hereto ("the Term")

Term

YIELDING AND PAYING therefor throughout such rent set out in Part IV of the Schedule hereto ("the Rent") which sum shall be payable exclusive of rates, government rent, management fees, air conditioning charges (if any) and other charges and in advance without any deductions and/or any set-off whatsoever on the date of each calendar month specified in Part IV of the Schedule hereto, the first and last of such payments to be apportioned according to the number of days in the month included in the Term (if necessary).

User

2. The Tenant agrees to use the Premises only for the purposes set forth in Part VI of the Schedule hereto.

SECTION II
RENT AND OTHER CHARGES

The Tenant agrees with the Landlord as follows :-

Rent	1.	To pay on the days in manner hereinbefore provided such rent as is payable in accordance with the provisions of Part IV of the Schedule hereto.
Utility Charges & Deposits	2.	To pay and discharge all deposits and charges in respect of water, electricity, telephone and all other utility charges consumed on or in the Premises.

SECTION III
TENANT'S OBLIGATIONS

The Tenant agrees with the Landlord as follows :-

Compliance with Ordinance	1.		To obey and comply with and to indemnify the Landlord against the breach by the Tenant of all ordinances, regulations, by-laws, rules and requirements of any Governmental or other competent authority relating to the use and occupation of the Premises, or to any other act, deed, matter or thing done, permitted, suffered or omitted therein or thereon by the Tenant or any employee, agent or licensee of the Tenant and without prejudice to the foregoing to obtain any license approval or permit required by any Governmental or other competent authority in connection with the Tenant's use or occupation of the Premises prior to the commencement of the Tenant's business and to maintain the same in force during the currency of the tenancy and to indemnify the Landlord against the consequences of a breach of this provision.
Fitting Out	2.	(a)	To fit out the interior of the Premises in accordance with such plans and specifications as shall have been first submitted by the Tenant to and approved by the Landlord in writing (such approval shall not be unreasonably withheld or delayed) in a good proper and workmanlike fashion and manner using good quality materials and so to maintain the same throughout the Term in good and substantial repair and condition (fair wear and tear, latent inherent or structural defects excepted) to the reasonable satisfaction of the Landlord Provided That no approval shall make the Landlord responsible for any damages or claims arising from any defects in the design or quality of the fitting out or otherwise. The Tenant will not cause or permit to be

made any variation to the approved fitting out plans and specifications or to the interior design or layout of the Premises without the previous approval in writing of the Landlord (such approval shall not be unreasonably withheld or withhold).

(b) In carrying out any fit out work hereunder, the Tenant shall cause his servants agents contractors and workmen to co-operate fully with the management company of the Building ("the Manager") (if any) and all servants agents contractors and workmen of the Manager and with other tenants or contractors carrying out any work in the Building. The Tenant shall obey and cause his servants agents contractors and workmen to obey and comply with all instructions and directions which may be given by the Manager its servants agents or other authorized representatives in connection with the carrying out of such work.

"As-is" Condition and Good Repair of Interior

3. To take the Premises on an "as-is" condition including but not limited to all partitions fixtures and fittings therein and shall not raise an objection thereto and to keep all the non-structural interior of the Premises including the flooring and interior plaster or other finishing materials or rendering to walls floors and ceilings to the Premises and the partitions fixtures and fittings therein and additions (whether of the Landlord or the Tenant) thereto including all doors windows electrical installations and wiring light fittings suspended ceilings fire fighting apparatus and air-conditioning plant and ducting (if any) in good clean tenantable and proper repair and condition (fair wear and tear, latent inherent or structural defects excepted) and so to maintain the same at the expense of the Tenant, and to deliver up the same to the Landlord at the expiration or sooner determination of the Term in like condition (fair wear and tear, latent inherent or structural defects excepted).

Replacement of Windows

4. To pay to or reimburse the Landlord the reasonable cost of replacing all broken or damaged windows whether the same be broken or damaged by the negligence of the Tenant.

Repair of Electrical Installations

5. To repair or replace if so required by the appropriate company or authority under the terms of the Electricity Ordinance or any statutory modification or re-enactment thereof or Regulations made thereunder by duly authorized contractor, statutory

undertaker or authority as the case may be all the electricity wiring installations and fittings within the Premises and the wiring from the Tenant's meter or meters to and within the same.

Good Repair of Toilets and Water Apparatus

6. At the expense of the Tenant to maintain all toilets and water apparatus as are located within the Premises (or elsewhere if used exclusive by the Tenant his employees invitees and licensees) (if any) in good clean and tenantable state and in proper repair and condition at all times during the Term to the reasonable satisfaction of the Landlord and in accordance with the Regulations of the Public Health or other Government Authority concerned.

Cleaning

7. To keep the Premises at all times in a clean and sanitary state and condition.

Cleaning of Drains

8. To pay on demand to the Landlord the cost incurred by the Landlord in cleaning, clearing, repairing and/or replacing any of the drains choked or stopped up owing to improper or careless use by the Tenant or his employees invitees or licensees.

To Permit Landlord to Enter & View

9. To permit the Landlord its agents and all person authorized by it with or without workmen or other and with or without appliances at all reasonable times to enter upon the Premises by reasonable prior written notice to the Tenant to view the condition thereof and to take inventories of the fixtures and fittings therein and to carry out any work of repair required to be done Provided that in the event of an emergency the Landlord its servants or agents may enter without notice and forcibly if necessary and under any of the circumstances, the Landlord shall proceed with such work of repair with due diligence and take all reasonable care not to cause any unnecessary disturbance or inconvenience to the Tenant, and that all damage caused by such work of repair shall be made good by the Landlord.

To Execute Repair on Receipt of Notice

10. To proceed to make good all defects and wants of repair to the Premises for which the Tenant shall be liable hereunder within the period of one month from the receipt of written notice from the Landlord to amend and make good the same, and if the Tenant shall fail to execute such works or repairs as aforesaid to permit the Landlord to enter the Premises and execute the

same and the reasonable cost thereof shall be a debt due from the Tenant to the Landlord and be recoverable forthwith by action.

Inform Landlord of Damage	11.	To give prompt notice to the Landlord or its agent of any damage that may be suffered to the Premises and of any accident to or defect in the water or gas pipes (if any), electrical wiring or fittings, fixtures or other services or facilities within the Premises.
Protection from Typhoon	12.	To take all reasonable precautions to protect the non-structural of the Premises from storm or typhoon damage.
Indemnification to Landlord	13.	To be wholly responsible for any damage or injury caused to any person whomsoever directly or indirectly through the defective or damaged condition of any part of the non-structural interior of the Premises or any fixtures or fitting therein for the repair of which the Tenant is responsible hereunder or in any way owing to the spread of fire or smoke or the overflow of water from the Premises or any part thereof or through the act default or neglect of the Tenant his servants agents licensees or customers and to make good the same by payment or otherwise and to indemnify the Landlord against all costs claims demands actions and legal proceedings whatsoever made upon the Landlord by any person in respect of any such loss damage or injury and all costs and expenses incidental thereto and to effect adequate insurance cover in respect of such risks in accordance with the provisions of Clause 21 of Section III hereof.
Refuse & Garbage Removal	14.	To be responsible for the removal of refuse and garbage from the Premises to such location as shall be specified by the Manager from time to time and to use only that type of refuse container as is specified by the Manager (if any) from time to time. In the event of the Manager providing a collection service for refuse and garbage the same shall be used by the Tenant to the exclusion of any other similar service and the use of such service provided by the Manager shall be at the sole cost of the Tenant.
Service Entrances	15.	To load and unload goods only at such times and through such entrances and by such service lifts (if any) as shall be designated by the Manager for this purpose from time to time.

Common Areas	16.	To pay to or reimburse to the Landlord the costs of any damage caused to any part of the common areas of the Building occasioned by the Tenant his licensees employees agents or contractors or any other person claiming through or under the Tenant.
Contractors Employees Invitees & Licencees	17.	To be liable for any act default negligence or omission of the Tenant's contractors, employees, invitees or licensees as if it were the act default negligence or omission of the Tenant and to indemnify the Landlord against all reasonable costs claims demands expenses or liability to any third party in connection therewith
Directory Boards	18.	To pay to the Manager immediately upon demand the reasonable costs of affixing repairing or replacing as necessary the Tenant's name on the directory boards (if any) in the Building.
Regulations	19.	To obey and comply with such Regulations as may from time to time be made or adopted by the Manager.
Yield Up Premises & Handover	20.	To yield up the Premises with all fixtures fittings and additions therein and thereto at the expiration or sooner determination of this Tenancy Agreement in good clean and tenantable repair and condition (fair wear and tear and latent inherent or structural defects excepted) in accordance with the stipulations hereinbefore contained. The Tenant must upon the yielding up aforesaid return to the Landlord all keys to the Premises.
Tenant's Insurance	21.	To effect and maintain during the Term, insurance cover in respect of the following :- (i) Third Party In respect of liability for loss injury or damage to any person or property whatsoever caused through or by any act default or neglect of the Tenant which might give rise to a claim for indemnity pursuant to Clause 13 of Section III hereof. The policy of insurance shall be effected with an insurance company approved by the Landlord (such approval shall not be unreasonably withheld or delayed) upon such reasonable terms and conditions as may be imposed by the Landlord and shall be endorsed to show the Landlord as the registered owner of the Premises and shall contain a clause to the effect that the insurance cover thereby effected and the

terms and conditions thereof shall not be canceled modified or restricted without the prior consent of the Landlord (such consent shall not be unreasonably withheld or delayed) . The Tenant hereby further undertakes to produce to the Landlord as and when required by the Landlord such policy of insurance together with a receipt for the last payment of premium and a certificate from the insurance company that the policy is fully paid up and in all respects valid and subsisting.

(ii) Fire and Water Damage
Against damage to stock fixture and fittings for the full insurable value caused by fire and water.

Prospective Purchaser

22. To allow the Landlord to show the Premises during office hours to prospective purchaser by prior appointment in writing with the Tenant. The Tenant shall not unreasonably refuse such appointment.

Effluent

23. To take such measures as may be necessary to ensure that any effluent discharged into the drains or sewers which belong to or are used for the Premises in common with other premises will not bc corrosive or in any way harmful to the said drains or cause any obstruction therein.

Antivibration

24. To sufficiently base and cushion the machinery placed or installed in or affixed to the Premises and at the Tenant's own expense to mount and equip its machinery and every part thereof with antivibration absorbers of such types and designs as first approved of by the Landlord and to comply with all directions or orders of the Landlord for eliminating and reducing vibrations produced by the operation and running of any of the machinery installed at the Premises.

SECTION IV
LANDLORD'S OBLIGATIONS

The Landlord agrees with the Tenant as follows :-

Quiet Enjoyment

1. To permit the Tenant, provided that the Tenant shall duly pay the Rent, air- conditioning charges (if any) and other charges hereby agreed to be paid on the days and in the manner herein stipulated and observe and perform the agreements stipulations

terms conditions and obligations herein, to have quiet possession and enjoyment of the Premises during the Term without any interruption by the Landlord or any person lawfully claiming under or through or in trust for the Landlord.

Property Tax	2.	To pay the management fees. Government rates, Government rents and Property Tax attributable to or payable in respect of the Premises.
Expenses of a Capital and Non-recurring Nature	3.	To pay all costs and expenses of a capital and non-recurring nature in respect of the Premises.

SECTION V
RESTRICTIONS AND PROHIBITIONS

The Tenant hereby agrees with the Landlord as follows :-

Installation & Alterations	1.	(a)	Not, without the previous written consent (such consent shall not be unreasonably withheld or delayed) of the Landlord, to erect install remove add to or alter any fixtures partitioning or other erection or installation on or in the Premises or to make suffer or permit to be made any alterations removal or additions to the electrical wiring installation air-conditioning plant or ducting (if any) lighting or any part thereof Provided that where the Tenant has made any alterations or installed any fixtures or additions to the Premises with or without the Landlord's consent, all such alterations, installations and additions or any part thereof shall upon the expiration or sooner determination of this Tenancy Agreement at the option of the Landlord become the property of the Landlord without payment of any compensation to the Tenant or be removed at the expense of the Tenant and in the latter event the Tenant shall restore the Premises to their original state and make good and repair in a proper and workmanlike manner any damage to the Premises and the Landlord's fixtures and fittings therein as a result thereof before delivering up the Premises to the Landlord and pay the cost of such removal, reparation and restoration. The Tenant shall not without the like consent to install or permit or suffer to be installed any equipment apparatus

or machinery including any safe which imposes a weight on any part of the flooring in excess of that for which it was designed. The Landlord shall be entitled to prescribe the maximum weight and permitted location of safes and other heavy equipment and to require that the same stand on supports of such dimensions and material to distribute the weight as the Landlord may deem necessary.

(b) Any fees or expenses incurred by the Landlord in connection with the giving of consents hereunder shall be borne by the Tenant.

Injury to Main Walls

2. Not without the previous written consent (such consent shall not be unreasonably withheld or delayed) of the Landlord, to cut maim or injure or permit or suffer to be cut maimed or injured any doors windows walls beams structural members or other part of the fabric of the Premises.

Alterations to Exterior

3. Not to affix anything or paint or make any alteration whatsoever to the exterior of the Premises.

Obstruction to Outside Windows

4. Not to block up darken or obstruct or obscure the window or lights belonging to the Premises without having obtained the express written consent (such consent shall not be unreasonably withheld or delayed) of the Landlord which consent may be given subject to such conditions as the Landlord may in its absolute discretion consider fit to impose.

Noise and Nuisance

5. Not to cause or produce or suffer or permit to be produced on the Premises any sound or noise (including sound produced by broadcasting from television, radio and any apparatus or instrument capable of producing or reproducing music or sound) or other acts or things on the Premises which is or are or may be a nuisance or annoyance to the tenants or occupiers of adjacent or neighboring premises or to users and customers of the same or to the Landlord.

Illegal Immoral or Improper Use

6. Not to use or cause or permit or suffer to be used any part of the Premises for gambling or for any illegal immoral or improper purposes or in any way so as to cause nuisance annoyance inconvenience or damage or danger to the Landlord or the tenants or occupiers of adjacent or neighboring premises.

No Touting	7.	Not to permit any touting or soliciting for business or distributing of any pamphlets notice or advertising matter outside the Premises or anywhere within the Building by any of the Tenant's servants agents or licensees.
Sleeping or Domestic Use	8.	Not to use the Premises or any part thereof as sleeping quarters or as domestic premises within the meaning of any ordinance for the time being in force or to allow any person to remain on the Premises overnight unless with the Landlord's prior permission in writing.
Manufacture & Storage of Merchandise	9.	Not to use the Premises for the manufacture of goods or merchandise or for the storage of goods or merchandise other than stock reasonably required in connection with the Tenant's business carried on therein nor to keep or store or cause or permit or suffer to be kept or stored any hazardous or dangerous goods within the meaning of the Dangerous Goods Ordinance and the regulations thereunder or any statutory modification or re-enactment thereof.
Obstructions in Passages	10.	Not to place or leave or suffer or permit to be placed or left by any contractor employee invitee or licensee of the Tenant any boxes furniture articles or rubbish in the entrances or any of the staircases passages or landings of the Building used in common with other tenants or the Landlord or otherwise encumber the same.
Goods & Merchandise Outside the Premises	11.	Not to place expose or leave or permit to be placed exposed or left for display sale or otherwise any goods or merchandise whatsoever upon or over the place outside the Premises.
Preparation of Food & Prevention of Odours	12.	(a) Not to prepare or permit or suffer to be prepared any food on the Premises. (b) Not to cause or permit any offensive or unusual odours to be produced upon or emanate from the Premises.
Animals, Pets & Infestation	13.	Not to keep or permit or suffer to be kept any animals or pets inside the Premises and to take all such steps and precautions to the satisfaction of the Landlord to prevent the Premises or any part thereof from becoming infested by termites rats mice roaches or any other pests or vermin and for the better observance hereof the Landlord may require the Tenant at the Tenant's cost to employ such pest extermination contractors as

the Landlord may nominate and at such intervals as the Landlord may direct.

Sub-letting, 14. Not to assign underlet or otherwise part with possession of the Premises or any part thereof in any way whether by way of sub-letting lending sharing or other means whereby any person or persons not a party to this Tenancy Agreement obtains the use or possession of the Premises or any part thereof irrespective of whether any rental or other consideration is given for such use or possession and in the event of any such transfer sub-letting sharing assignment or parting with the possession of the Premises (whether for monetary consideration or not) this Tenancy Agreement shall absolutely determine and the Tenant shall forthwith vacate the Premises on notice to that effect from the Landlord. The tenancy shall be personal to the Tenant named in the Schedule to this Tenancy Agreement and without in any way limiting the generality of the foregoing the following acts and events shall unless approved in writing by the Landlord be deemed to be breaches of this Clause :-

(i) In the case of a Tenant which is a partnership the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise.

(ii) In the case of the Tenant who is an individual (including a sole surviving partner of a partnership tenant) the death insanity or disability of that individual to the intent that no right to use possess occupy or enjoy the Premises or any part thereof shall vest in the executors administrators personal representatives next of kin trustee or committee of any such individual.

(iii) In the case of a Tenant which is a corporation any take-over reconstruction amalgamation merger voluntary liquidation or change in the person or persons who owns or own a majority of its voting shares or who otherwise has or have effective control thereof.

(iv) The giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use possess occupy or enjoy the Premises or any part thereof or does in fact use possess occupy or enjoy the same.

(v) The change of the Tenant's business name without the previous written consent (such consent shall not be unreasonably withheld or delayed) of the Landlord .

Breach of Government Lease

15. Not to cause suffer or permit any contravention of the provisions of the Conditions of the Government Lease under which the Landlord holds the Premises and to indemnify the Landlord against any such breach.

Breach of Deed of Mutual Covenant and/or Management Agreement

16. Not to omit or suffer anything to be done any act deed matter or thing whatsoever which shall amount to a breach or non-observance by the Landlord of any of the covenants and provisions in the Deed of Mutual Covenant/Sub-Deed of Mutual Covenant and/or Management Agreement/Sub-Sub Deed of Mutual Covenant and/or Management Agreement (if any) relating to the Building of which the Premises form part so far as they relate to the Premises and to indemnify the Landlord against the breach non-observance or non-performance thereof. It is also expressly declared and agreed by the parties hereto that the Landlord shall be at full liberty at any times hereafter to enter into such forms of Deed of Mutual Covenant/Sub-Deed of Mutual Covenant and/or Management Agreement/Sub-Sub Deed of Mutual Covenant and/or Management Agreement (if any) with the owners of the Building as the Landlord shall think fit to define their respective rights and obligations of and in the land and the Building and to make provision for the management of the Building or any part thereof (whether including the Premises or otherwise).

Breach of Insurance Policy

17. Not to cause or suffer or permit to be done knowingly any act or thing whereby the policy or policies of insurance on the Premises and/or the Building against loss or damage by fire and/or other insurable risks and/or claim by third parties for the time being subsisting may become void or voidable or whereby the rate of premium or premium thereon may be increased, and to repay to the Landlord on demand all sums paid by the Landlord by way of increased premium thereon and all reasonable expenses incurred by the Landlord in respect of any renewal of such policy or policies arising from or rendered necessary by a breach of this Clause.

Auction & Sales

18. Not to conduct or permit any sale of goods articles or other things of whatsoever nature and whomsoever belong by auction in the Premises and not to use the Premises as a Shop.

Signs	19.	Not to exhibit or display on or affix to the interior or exterior of the Premises so as to be visible from outside the Premises any writing sign signboard poster flag or other device notice whether illuminated or not nor to affix any writing sign signboard poster flag or other device notice in at or above any common area lobby landing passage or corridor of the Building Provided always that the Tenant shall be entitled to have its name and business displayed in lettering and/or characters to a design and standard of workmanship approved by the Landlord on a signboard or name-plate at the entrance inside the Premises. The Landlord and/or the Manager or their authorized agents shall have the right to remove at the expense of the Tenant any signboard sign name-plate and decorative device associated therewith affixed or put up or displayed without the prior written approval of the Landlord.
Furnace	20.	Not to install or cause or permit or suffer to be installed any furnace, boiler or other plant or equipment or use or cause or permit or suffer to be used any fuel that might in any circumstances produce smoke without first obtaining permission in writing from the appropriate Government Department and the Landlord.
Chimney	21.	Not to erect or cause or permit or suffer to be erected any chimney in any part of the Premises or of the Building without the previous consent in writing of the Landlord and/or the management committee of the Building.
Offensive Trade	22.	Not to carry on any trade or business in the Premises which is now or may hereafter be declared to be an offensive trade under the Public Health and Municipal Services Ordinance (Cap.132) or its regulation or any enactment amending the same or substituted therefor.
Overload the Lift	23.	Not to overload the lifts in the Building in excess of their maximum capacity and to be responsible for any damage caused as a result of breach of this sub-clause.
Drill or Deface	24.	Not to drill into or in any way deface any part of the Premises of the Building without prior consent of the Landlord.

SECTION VI
EXCLUSIONS

IT IS HEREBY FURTHER EXPRESSLY AGREED AND DECLARED that the Landlord shall not in any circumstances be liable to the Tenant or any other person whomsoever :-

Lifts, Air-Conditioning, Utilities

1. In respect of any loss or damage to person or property or business sustained by the Tenant or any other person caused by or through or in any way owing to any defect in or breakdown of the lifts escalators air-conditioning system, electric power and water supplies, or any other service provided in the Building; or

Fire & Overflow of Water

2. In respect of any loss or damage to person or property sustained by the Tenant or any other person caused by or through or in any way owing to the escape of fumes smoke fire or any other substance or thing or the overflow of water from anywhere within the Building, or

Security

3. For the security or safekeeping of the Premises or any contents therein and in particular but without prejudice to the generality of the foregoing the provision by the Manager of watchmen and caretakers or any mechanical or electrical systems of alarm of whatever nature shall not create any obligation on the part of the Landlord as to the security of the Premises or any contents therein and the responsibility for the safety of the Premises and the contents thereof shall at all times rest with the Tenant, nor shall the Rent and other charges hereinbefore mentioned or any part thereof be abated or ceased to be payable on account of any of the foregoing.

SECTION VII
ABATEMENT OF RENT AND REDEVELOPMENT

Suspension of Rent because of Fire, etc.

1. If the Premises or the Building or any part thereof shall at any time during the Term be destroyed or damaged or become inaccessible owing to fire water storm typhoon defective construction white ants earthquake subsidence of the ground or any calamity beyond the control of the Landlord so as to render the Premises unfit for industrial use or inaccessible (not attributable to any act or default of the Tenant) or if any time during the continuance of the tenancy the Premises or the

Building shall be condemned as a dangerous structure or a demolition order or closing order shall become operative in respect of the Premises or the Building then the Rent hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained or order made shall be suspended until the Premises or Building shall again be rendered accessible and fit for industrial use Provided that should the Premises or the Building not have been reinstated in the meantime either the Landlord or the Tenant may at any time after three months from the occurrence of such destruction or damage or order give to the other of them reasonable prior notice in writing to determine the tenancy and thereupon the same and everything herein contained shall cease and be void as from the date of the occurrence of such destruction or damage or order or of the Premises becoming inaccessible or unfit for industrial use but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of the agreements stipulations terms and conditions herein contained or of the Landlord in respect of the Rent and other charges payable hereunder prior to the coming into effect of the suspension. Nothing in this Section shall be construed as requiring the Landlord to repair or reinstate the Premises.

SECTION VIII
DEFAULT

It is hereby expressly agreed and declared as follows :-

Default 1. (a) If the Rent, the air-conditioning charges (if any) and/or any other sums payable hereunder or any part thereof shall be in arrears for 15 days after the same shall have become payable (whether formally demanded or not) or if the Tenant shall suspend business without the Landlord's prior consent in writing (such consent shall not be unreasonably withheld or delayed) or if there shall be any other breach or non-performance of any of the stipulations conditions or agreements herein contained and on the part of the Tenant to be observed or performed or if the Tenant shall become bankrupt or being a corporation go into liquidation whether voluntary or compulsory (save for the purposes of amalgamation or reconstruction) or shall suffer a

receiver to be appointed or if the Tenant shall suffer execution to be levied upon the Premises or otherwise on the Tenant's goods therein then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter upon the Premises or any part thereof in the name of the whole and thereupon this Tenancy Agreement shall be absolutely determined but without prejudice to any right of action by the Landlord in respect of any outstanding breach or non-observance or non-performance by the Tenant of any of the terms of this Tenancy Agreement. All costs and expenses incurred by the Landlord in demanding payment of the Rent and other charges aforesaid (if the Landlord elects to demand) arising out of this Clause shall be paid by the Tenant in an indemnity basis and shall be recoverable from the Tenant as a debt or be deductible by the Landlord from any deposit held by the Landlord hereunder. A written notice served by the Landlord on the Tenant in the manner hereinafter mentioned to the effect that the Landlord exercises the power of re-entry herein contained shall be a full and sufficient exercise of such power without actual physical entry on the part of the Landlord.

(b) Notwithstanding anything herein contained if the Rent, air-conditioning charges (if any) or other charges or moneys herein reserved or any part or parts thereof shall be in arrears (hereinafter referred to as "the Arrears") for a period of fifteen (15) days the Landlord shall be entitled to :-

(i) recover from the Tenant as a debt expenses incurred by the Landlord in the course of recovering the Arrears including without limitation :-

(1) such sum as the Landlord shall reasonably determine being collection charges for the additional work incurred by the Landlord's staff and/or the Manager (as the case may be) in collecting the Arrears;

(2) all solicitors' and/or counsel's fees incurred by the Landlord for the purpose

of recovering the Arrears on a full indemnity basis;

(3) all other reasonable fees paid to debt-collectors appointed by the Landlord for the purpose of collecting the Arrears; and

(4) Interest on the amount in arrears at the rate of 2% per month calculated from the date on which the same becomes due for payment.

(ii) disconnect or discontinue the supply services to the Premises and/or to the Tenant such as air-conditioning services water gas electric power management and other services forthwith without incurring any liability to the Tenant for any loss or damage suffered by the Tenant as a result thereof Provided that at lease 3 working days' prior written notice has been given to the Tenant.

Provided Always that the rights and remedies given to the Landlord by this Clause shall be deemed cumulative remedies and shall not prejudice any right of action or any remedy of the Landlord for the recovery of any rent or money due to the Landlord from the Tenant.

Acceptance of Rent

2. The demand or acceptance of any rent or other charges by the Landlord from the Tenant shall not be deemed to operate as a waiver by the Landlord of any right of proceed against the Tenant in respect of any breach non-observance or non-performance by the Tenant of any of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed and performed.

Act of Employees Invitees & Licensees

3. For the purpose of these presents, any act default neglect or omission of any guest visitor servant contractor employee agent invitee or licensee of the Tenant or the Landlord shall be deemed to be the act default neglect or omission of the Tenant or the Landlord as the case may be.

Distraint

4. For the purpose of Part III of the Landlord and Tenant (Consolidation) Ordinance (Chapter 7) and of this Tenancy

Agreement, the Rent payable in respect of the Premises shall be and deemed to be in arrears if not paid in advance at the times and in the manner hereinbefore provided for payment thereof.

SECTION IX
DEPOSIT

Deposit

1. The Tenant shall on the signing hereof deposit with the Landlord the sums specified in Part V of the Schedule hereto ("the Deposit") to secure the due observance and performance by the Tenant of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed and performed. The Deposit shall be held by the Landlord throughout the currency of this Tenancy Agreement free of any interest to the Tenant and in the event of any breach or non-observance or non-performance by the Tenant of any of the agreements stipulations terms or conditions herein contained the Landlord shall be entitled to terminate this Tenancy Agreement in which event the Deposit may, without prejudice to any other right or remedy of the Landlord hereunder, be forfeited absolutely to the Landlord. Notwithstanding the foregoing, the Landlord may in any such event at its option elect not to terminate this Tenancy Agreement but to deduct from the Deposit the amount of any rent, rates, management fee, air-conditioning charge and other charges payable hereunder and any costs expenses loss or damage sustained by the Landlord as a result of any non-observance or non-performance by the Tenant of any of the said agreements, stipulations obligations or conditions. In the event of any deduction being made by the Landlord from the Deposit in accordance herewith during the currency of this Tenancy Agreement, the Tenant shall forthwith on demand by the Landlord make a further deposit or deposits equal to the amount so deducted and failure by the Tenant so to do shall entitle the Landlord forthwith to re-enter upon the Premises and to determine this Tenancy Agreement as hereinbefore provided.

Repayment of Deposit

2. Subject as aforesaid the Deposit and any further deposits paid shall be refunded to the Tenant by the Landlord without interest within fourteen days after the expiration or sooner determination of this Tenancy Agreement and delivery of vacant possession to the Landlord OR within fourteen days of the settlement of the last outstanding claim by the Landlord

against the Tenant for any arrears of rent rates management fees and other charges and for damages for any breach non-observance or non-performance of any of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed or performed whichever shall be the later.

SECTION X
INTERPRETATION AND MISCELLANEOUS

The Building — 1. Reference herein to the "Building" more particularly described in Part II of the Schedule hereof.

Condonation Not A Waiver — 2. No condoning, excusing or overlooking by the Landlord of any default, breach or non-observance or non-performance by the Tenant at any time or times of any of the agreements stipulations terms and conditions herein contained shall operate as waiver of the Landlord's right hereunder in respect of any continuing or subsequent default, breach or non-observance or non-performance or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord, unless expressed in writing and signed by the Landlord. Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and shall in no way be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future, unless expressly so provided.

Letting Notices & Entry — 3. During the three months immediately before the expiration or sooner determination of the Term, the Tenant shall permit all persons having written authority to enter and view the Premises and every part thereof at all reasonable times Provided that the Landlord shall be at liberty to affix and maintain without interference upon any external part of the Premises a notice stating that the Premises are to be let and such other information in connection therewith.

Service of — 4. Any notice required to be served on the Tenant shall be

Notice		sufficiently served if delivered to or dispatched by pre-paid post or left at the Premises or at the last known address of the Tenant. Any notice to be served on the Landlord shall be sufficiently served if delivered or dispatched by pre-paid post at the registered office or last known address of the Landlord. A notice sent by pre-paid post shall be deemed to be given at 24 hours after the time of posting.
Gender	5.	In this Tenancy Agreement if the context permits or requires words importing the singular number they shall include the plural number and vice versa and words importing the masculine feminine or neuter gender shall include the other of them and word importing person shall include company or corporation and vice versa.
Marginal Notes & Headings	6.	The Marginal Notes and Headings are intended for guidance only and do not form part of this Tenancy Agreement nor shall any of the provisions of this Tenancy Agreement be construed or interpreted by reference thereto or in any way affected or limited thereby.
Stamp Duty & Costs	7.	Each party shall paid its own legal costs for and incidental to the preparation and completion of this Tenancy Agreement and all the stamp duty and registration fee (if any) of this Tenancy Agreement shall be borne and paid by the Tenant and the Landlord in equal shares.
No Fine	8.	The Tenant acknowledges that no fine premium key money or other consideration has been paid by the Tenant to the Landlord for the grant of this tenancy.
Exclusion of Warranties	9.	This Tenancy Agreement sets out the full agreement reached between the parties and no other representations have been made or warranties given relating to the Building or the Premises.
Special Conditions	10.	The parties hereto further agree that they shall respectively be bound by and entitled to the benefit of the Special Conditions set out in Part VII of the Schedule hereto. In the event of there being any inconsistency between any such Special Conditions or the provisions hereof, the former shall prevail.
Assignment	11.	(a) In the event that the Premises and/or this Tenancy Agreement shall be assigned by the Landlord to any

person, the Landlord shall be entitled to transfer directly the Deposit or the balance thereof after making any deduction in manner aforesaid (whether with or without the consent of the Tenant) to such assignee provided that such assignee shall undertake with the Tenant to refund the deposit or balance thereof in accordance with the provision hereof. The tenant shall at the request of the Landlord enter into sign and execute such necessary agreements, deeds or documents in such form and substance to the reasonable satisfaction of the Landlord to release the Landlord's obligation in respect of the refund of the Deposit or balance thereof (as the case may be) so as to give effect to the transfer pursuant to this Clause.

(b) Upon the assignment of this Tenancy Agreement or the Premises or any part thereof and the new Landlord thereof agreeing to take up all the Landlord's obligations to refund the Deposit to the Tenant (as far as they relate to the Premises or any part thereof assigned as aforesaid), the Landlord's liabilities and obligation hereunder (including but not limited to its obligation to refund the Deposit to the Tenant) shall absolutely cease and be taken up by the new Landlord and the Tenant shall only seek refund of the Deposit (subject always to the terms and conditions contained in this Tenancy Agreement) from the new Landlord.

User

12. The Landlord does not warrant that the Premises are fit for any particular purposes. The Tenant shall be responsible for obtaining all necessary permits from the appropriate Government Authorities for the user of the Premises and shall at all times comply with all rules and regulations laid down by such authorities for giving such permits and shall indemnify the Landlord from and against all proceedings actions fines damages claims and demands whatsoever which may arise as a result of the non-compliance by the Tenant of such rules and regulations or any of them.

Change of User

13. During the Term of this Agreement, should the Tenant be required by the relevant government authority to apply and/or obtain from the related government department any permit or licence or waiver of the user restriction for such particular purposes of the Premises, the Landlord shall endeavour to assist

such application provided any costs and/or incidental expenses and/or administrative fees and/or waiver fees of such application shall be borne by the Tenant absolutely.

Rights of Third Parties Ordinance	14.	Notwithstanding that a term of this Agreement purports Parties to confer a benefit on any person who is not a party to this Agreement, a person who is not a party to this Agreement shall have no rights under the Contracts (Rights of Third Parties) Ordinance (cap.623) to enforce or enjoy the benefit of any provisions of this Agreement.
Act for Landlord only	15.	The Tenant hereby acknowledge that Messrs. Katherine Y.W. Or & Co. only act for the Landlord and that the said Messrs. Katherine Y.W. Or & Co., do not own any obligations or duties whatsoever towards the Tenant on relation to the preparing, execution completion and, if applicable the interpretation of this Tenancy Agreement. Messrs. Katherine Y. W. Or & Co. has positively advised the Tenant to seek independent legal advice in order to protect the Tenant interest.

<u>THE SCHEDULE ABOVE REFERRED TO</u>

<u>PART I</u>

Landlord	:	TRUE CONCEPT DEVELOPMENT LIMITED (立騰發展有限公司) whose registered office is situate at 33rd Floor, King Palace Plaza, 55 King Yip Street, Kwun Tong, Kowloon, Hong Kong.
Tenant	:	NEW CENTURY LOGISTICS COMPANY LIMITED (新世紀儲運有限公司) whose registered office is situate at Flat A-E, 33rd Floor, King Palace Plaza, 55 King Yip Street, Kwun Tong, Kowloon, Hong Kong.

<u>PART II</u>

Building	:	KING PALACE PLAZA, No.55 King Yip Street, Kowloon, Hong Kong erected on The Remaining Portion of Kwun Tong Inland Lot No.697.
Premises	:	Portion of Office (being Office Units A to E) on the 33rd Floor of the Building as shown and coloured Pink on the Plan annexed hereto.

<u>PART III</u>

Term	:	THREE (3) YEARS commencing from the 1st day of September 2024 and expiring on the 31st day of August 2027 (both days inclusive).

<u>PART IV</u>

Rent	:	HONG KONG DOLLARS ONE HUNDRED FORTY THOUSAND SEVEN HUNDRED AND TWELVE ONLY (HK$140,712.00) (inclusive of Government rents, Government rates and Management Fee) per calendar month during the Term payable in advance on the first day of each month.

<u>PART V</u>

Deposit	:	HONG KONG DOLLARS TWO HUNDRED EIGHTY ONE THOUSAND FOUR HUNDRED AND TWENTY FOUR ONLY (HK$281,424.00).

PART VI

User : For Office purposes.

PART VII

Special Conditions :-

(1) 業主將此出租範圍(如附圖粉色部份) (範圍內包含有來去水系統、電力系統、消防系統、冷氣系統、地台板系統及現狀裝修間格和入牆櫃、可移動的傢俬)一併交給租戶在租賃期內使用, 租戶負責使用這些設備的一切維修及保養。

(2) 有關公用地方(如附圖黃色部份)的維修及保養責任和產生的經常性開支,如水費及電費,皆是依租用面積比例分攤費用。

AS WITNESS the hands of the parties hereto the day and year first above written.

SIGNED by Tse Ping Shun David)
director, for and on behalf of the Landlord)
in the presence of :-)

For and on behalf of
TRUE CONCEPT DEVELOPMENT LIMITED
立騰發展有限公司
Authorized Signature(s)

5 Sept 2024

Yeung Kay Piu
Clerk to Messrs. Katherine Y. W. Or & Co.
Solicitors, Hong Kong SAR

RECEIVED on or before the day and year first above)
written of and from the Tenant the sum of HONG)
KONG DOLLARS TWO HUNDRED EIGHTY ONE)
THOUSAND FOUR HUNDRED AND TWENTY FOUR)
ONLY being the Deposit above mentioned held by the)
Landlord by way of transfer from the existing tenancy)
under the Tenancy Agreement dated the 22nd day of June)
2021.) HK$281,424.00

For and on behalf of
TRUE CONCEPT DEVELOPMENT LIMITED
立騰發展有限公司
Authorized Signature(s)

the Landlord

I hereby verify the signature
of Yeung Kay Piu

5 Sept 2024

WONG LIK YAN
Solicitor, HKSAR
Katherine Y. W. Or & Co. Solicitors

SIGNED by Lam Shing Kwan Henry,)
director)
)
director(s), for and on behalf of the Tenant)
)
in the presence of :- Fung Yuk Ping,)
Assistant to the director

For and on behalf of
新世紀儲運有限公司
NEW CENTURY LOGISTICS COMPANY LIMITED

....
Authorized Signature(s)

5 Sept 2024


Y
P

P 出租範圍 (The Premises : Office A-E, 33/F, King Palace Plaza, No.55 King Yip Street, Kwun Tong, Kowloon.)

Y 公用地方

NOT TO SCALE

平面布置圖

FOR IDENTIFICATION PURPOSE ONLY

• BROAD TRUST DECORATION CO.,LTD • E-MAIL:BROAD_TRUST@163.COM • TEL:0752-3398000 • FAX:0752-3398800 • HTTP://TONG.CHINA-DESIGNER.COM

皇诚(深圳)装饰设计工程有限公司 BROAD TRUST DECORATION CO.,LTD	工程建设单位 CONSTRUCTION UNIT	附注 NOTE	图纸设计 PROJECTOR TONG	制图 DRAWER	校对 CORRECTOR
	工程项目名称 PROJECT		审核 ASSESSOR TONG	审核确认 APPROVER	
图纸内容 CONTENT	日期 DATE 2013/01	比例 SCALE A.S (A3)	图号 NUMBER		